                                                                    Exhibit 99.3

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma combined consolidated financial statements present the effect of the acquisition of the ENI business by MKS Instruments, Inc. ("MKS") to be accounted for as a purchase. The unaudited pro forma combined consolidated balance sheet presents the combined consolidated financial position of MKS and ENI as of December 31, 2001 assuming that the proposed acquisition had occurred as of that date. Such pro forma information is based upon the historical consolidated balance sheet of MKS as of December 31, 2001, and the historical combined balance sheet of the ENI business as of September 30, 2001. The unaudited pro forma combined consolidated statement of operations for the year ended December 31, 2001 gives effect to the acquisition by MKS of the ENI business as if the acquisition had occurred at the beginning of the period presented and includes the ENI business' combined statement of operations for the year ended September 30, 2001 with that of MKS' consolidated statement of operations for the year ended December 31, 2001.

     Unaudited pro forma combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the period presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined consolidated financial statements are based upon the respective historical financial statements of MKS and the ENI business, as adjusted, and do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

                          UNAUDITED PRO FORMA COMBINED
                           CONSOLIDATED BALANCE SHEET

                                                                               As of December 31, 2001
                                                               ------------------------------------------------------
                                                                      Historical
                                                              -------------------------      Pro Forma      Pro Forma
                                                                  MKS            ENI        Adjustments      Combined
                                                              ---------       ---------     -----------      --------
                                                                                   (in thousands)
ASSETS
Current assets:
      Cash and cash equivalents ........................      $ 120,869       $   2,452       $    (952)A     $122,369
      Short-term investments ...........................         16,625              --              --         16,625
      Trade accounts receivable, net ...................         35,778           8,139              --         43,917
      Inventories ......................................         56,954          22,723              10 B       79,687
      Deferred tax assets ..............................         16,426           5,478              --         21,904
      Other current assets .............................         16,353             842              --         17,195
                                                              ---------       ---------       ---------       --------
Total current assets ...................................        263,005          39,634            (942)       301,697
Property, plant and equipment, net .....................         69,634          19,737              --         89,371
Goodwill, net ..........................................         31,114          45,992         (45,992)A      238,641
                                                                                                207,527 B
Acquired intangible assets, net ........................         21,171              --          34,600 B       55,771
Long-term investments ..................................         11,029              --              --         11,029
Other assets ...........................................         15,236           1,967            (593)C       16,610
                                                              ---------       ---------       ---------       --------
Total assets ...........................................        411,189         107,330         194,600        713,119
                                                              =========       =========       =========       ========

LIABILITIES, STOCKHOLDERS' EQUITY AND
      DIVISIONAL CONTROL
Current liabilities:
      Short-term borrowings ............................          9,238              --              --          9,238
      Current portion of long-term debt ................          5,074              --              --          5,074
      Current portion of capital lease obligations .....            503              --              --            503
      Accounts payable .................................          9,668           4,012              --         13,680
      Accounts payable - related party, net ............             --             199              --            199
      Deposits received from customers for product sales             --             484              --             484
      Accrued compensation .............................          6,116           2,013              --          8,129
      Other accrued expenses ...........................         15,551           8,507           5,046 B       29,104
      Income taxes payable .............................             --           6,448              --          6,448
      Deferred tax liability ...........................             --              35              --             35
                                                              ---------       ---------       ---------       --------
Total current liabilities ..............................         46,150          21,698           5,046         72,894
Long-term debt .........................................         10,916           5,000                         15,916
Long-term portion of capital lease obligations .........            341              --                            341
Deferred tax liability .................................             --             792          13,840 B       14,632

Other liabilities ......................................            911             390              --          1,301
Commitments and contingencies ..........................
Stockholders' equity and divisional control ............
      Preferred Stock ..................................             --              --              --             --
      Common Stock .....................................            113              --              --            113
      Additional paid-in capital .......................        285,252              --         261,264 B      546,516
      Retained earnings ................................         68,160              --          (6,100)D       62,060
      Divisional equity ................................                         80,341         (80,341)E           --
      Accumulated other comprehensive loss .............           (654)           (891)            891 E         (654)
                                                              ---------       ---------       ---------       --------
Total stockholders' equity and divisional control ......        352,871          79,450         175,714        608,035
                                                              ---------       ---------       ---------       --------
Total liabilities, stockholders' equity and
      divisional control ...............................      $ 411,189       $ 107,330       $ 194,600       $713,119
                                                              =========       =========       =========       ========

                    UNAUDITED PRO FORMA COMBINED CONSOLIDATED
                             STATEMENT OF OPERATIONS


                                                                      For the Year Ended December 31, 2001
                                                                  ------------------------------------------------
                                                                        Historical
                                                                  ----------------------    Pro Forma    Pro Forma
                                                                     MKS          ENI      Adjustments    Combined
                                                                  ---------    ---------   -----------    --------
                                                                                     (in thousands)
Net sales ......................................................  $ 286,808    $ 105,616           --      392,424
Cost of sales ..................................................    201,225       68,306           63 F    269,594
                                                                  ---------    ---------     --------    ---------
Gross profit ...................................................     85,583       37,310          (63)     122,830
Research and development .......................................     37,964       13,879           33 F     51,876
Selling, general and administrative ............................     70,185       14,301           16 F     84,208
                                                                                                 (294)C
Amortization of goodwill and acquired intangibles ..............     11,026        1,251       (1,251)G     16,705
                                                                                                5,679 D
Goodwill impairment charge .....................................      3,720           --           --        3,720
Merger expenses ................................................      7,708           --           --        7,708
Purchase of in-process research and development ................      2,340           --           --        2,340
                                                                  ---------    ---------     --------    ---------
Income (loss) from operations ..................................    (47,360)       7,879       (4,246)     (43,727)
Interest income (expense), net .................................      3,683           17           --        3,700
Other income (expense), net ....................................     (2,379)        (756)          --       (3,135)
                                                                  ---------    ---------     --------    ---------
Income (loss) before income taxes ..............................    (46,056)       7,140       (4,246)     (43,162)
Provision for income taxes (benefit) ...........................    (15,013)       3,074       (2,132)H    (14,071)
                                                                  ---------    ---------     --------    ---------
Net income (loss) ..............................................  $ (31,043)   $   4,066     $ (2,114)   $ (29,091)
                                                                  =========    =========     ========    =========

Net income (loss) per share:
      Basic ....................................................  $   (0.83)   $      --                 $   (0.59)
      Diluted ..................................................  $   (0.83)   $      --                 $   (0.59)

Weighted average common shares outstanding:
      Basic ....................................................     37,493           --       12,000 B     49,493
      Diluted ..................................................     37,493           --       12,000 B     49,493

          NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL
                                   STATEMENTS

                              (TABLES IN THOUSANDS)

1.   BASIS OF PRESENTATION

     On January 31, 2002, MKS completed its acquisition of the ENI Business of Emerson Electric Co. ("Emerson"), pursuant to an Agreement and Plan of Merger with respect to the acquisition of the ENI Business dated October 30, 2001 (the "Acquisition Agreement") between the Company and Emerson. The Company issued an aggregate of 12.0 million shares of its common stock to Emerson, in exchange for the businesses and assets of ENI. The acquisition has been accounted for under the purchase method.

     The reasons for the acquisition of ENI business was based upon the ability to offer higher value and more highly integrated application solutions by combining ENI's solid-state power conversion technology with the Company's core competency in plasma and reactive gas solutions.

     The value of the MKS common stock was approximately $21.7720 per share based on the average closing price of MKS' common stock for the five-day period including the date of the announcement of the signing of the merger agreement and the two days preceding and succeeding such date.

     The purchase consideration is as follows:

        Common stock....................................   $261,264
        Estimated transaction expenses..................      5,046
                                                           --------
                                                           $266,310
                                                           ========

     The preliminary allocation of the purchase price using balances as of September 30, 2001 is summarized below:


        Accounts receivable ............................  $   8,139
        Inventories ....................................     22,733
        Property and equipment .........................     19,737
        Developed technology ...........................     30,100
        Patents ........................................      2,400
        Customer relationships..........................      2,100
        In-process research and development.............      6,100
        Goodwill .......................................    207,527
        Other net liabilities ..........................    (18,686)
        Deferred tax liability .........................    (13,840)
                                                          ---------
                                                          $ 266,310
                                                          =========

     The $6.1 million amount allocated to in-process research and development represents the purchased in-process technology for projects that had not yet reached technological feasibility and had no future alternative use. Based on preliminary assessments, the value of these projects was determined by estimating the resulting net cash flows from the sale of the products resulting from the completion of the projects, reduced by the portion of the revenue attributable to developed technology and the percentage of completion of the project. The resulting cash flows were then discounted back to their present value at appropriate discount rates.

          NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL
                            STATEMENTS -- (CONTINUED)

     The nature of the efforts to develop the purchased in-process research and development into commercially viable products principally relates to the completion of planning, designing, prototyping and testing activities that are necessary to establish that the product can be produced to meet its design specification including function, features and technical performance requirements. The resulting net cash flows from such products are based on estimates of revenue, cost of revenue, research and development costs, sales and marketing costs, and income taxes from such projects.

     The amounts allocated to in-process research and development will be charged to the statement of operations in the first quarter of fiscal 2002.

     Goodwill represents the excess of purchase price over the fair value of the underlying net identifiable assets. The deferred tax assets and liabilities relate to differences between book and tax bases of acquired assets and liabilities assumed.

2.   PRO FORMA ADJUSTMENTS

     A. Reflects the elimination of certain excluded assets and liabilities under the terms of the acquisition.

     B. Reflects the acquisition of the ENI business based on the purchase price described in Note 1.

     C. Reflects the elimination of the ENI business' historical patent amortization and accumulated net balance.

     D. Reflects amortization of developed technology, patents and customer relationships over their estimated useful lives ranging from six to eight years as if the acquisition occurred at the beginning of each period presented. The $6.1 million amount allocated to in-process research and development has not been included in the unaudited pro forma combined consolidated statement of operations as it is nonrecurring, but is included as a reduction in retained earnings in the unaudited combined consolidated balance sheet. This amount will be expensed in the first quarter of fiscal 2002.

     E. Reflects the elimination of historical divisional control amounts of the ENI business.

     F. Additional depreciation from changing the estimated useful life of the ENI Rochester building from 40 to 30 years.

     G. Reflects the elimination of the ENI business' historical amortization of goodwill.

     H. Represents pro forma combined consolidated benefit for income taxes at a rate of 32.6% of loss from operations before income taxes for the year ended December 31, 2001 based on MKS' historical rate for the year ended December 31, 2001.